EXHIBIT 23.2



INDEPENDENT AUDITORS' REPORT


We consent to the incorporation by reference in Registration Statement No. 33-39282 of Lin Broadcasting Corporation on Form S-8 of our report dated February 18, 1994 (relating to the consolidated financial statements of AWACS, Inc. and subsidiaries as of December 31, 1993 and for the two years ended December 31, 1993 and 1992, not presented separately herein) appearing as an Exhibit to this Annual Report on Form 10-K of Lin Broadcasting Corporation for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 28, 1995